Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post -Effective Amendment 1 to the Registration Statement No. 333-254720 on Form S-4 of our report dated March 25, 2021, relating to the financial statements of MarketWise, LLC (formerly Beacon Street Group, LLC). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Baltimore, MD

July 20, 2021